EXHIBIT 99.1

                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                               POWER KIOSKS, INC.
                              a Florida Corporation

DATE:         May 1, 2000

MANNER:       MEETING

REASON: To approve and ratify a new fiscal year end of July 31, effective immediately.

ACTION: Motion by Terry Cooke, President of the Company and seconded by Allan Turowetz, the Vice-President of the Company to approve and ratify a new fiscal year end of July 31, effective immediately.

         That the Company will take all steps necessary in furtherance of the enactment of the preceding provisions.

         This is to certify that the undersigned are duly authorized representatives of the Board of Directors of Clements Golden Phoenix Enterprises, Inc., a Florida corporation and that the foregoing Resolution was duly adopted on this 1st day of May, 2000.



/s/ Terry Cooke
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Terry Cooke, President